                                                                    EXHIBIT 10.2

                            INDEMNIFICATION AGREEMENT

         THIS AGREEMENT is made and entered into as of the ____ day of _____________, 200___, by and between Children's Comprehensive Services, Inc., a Tennessee corporation (the "Company"), and the undersigned (the "Indemnitee").

                                    RECITALS

         WHEREAS, it is essential to the Company that it attract and retain as directors and officers the most capable persons available; and

         WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in the current environment; and

         WHEREAS, the Indemnitee currently is serving as a director or officer of the Company, the Company desires that the Indemnitee continue to serve in such capacity, and the Indemnitee is willing to continue to serve in such capacity if the Indemnitee is adequately protected against the risks associated with such service; and

         WHEREAS, the Company and the Indemnitee have concluded that the indemnities available under the Company's charter, bylaws and any insurance now or hereafter in effect need to be supplemented to more fully protect the Indemnitee against the risks associated with the Indemnitee's service to the Company; and

         WHEREAS, in recognition of Indemnitee's need for additional protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner, and in order to induce Indemnitee to continue to provide services to the Company as a director or officer thereof, the Company wishes to provide in this Agreement for the indemnification of Indemnitee as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the covenants contained herein and Indemnitee's continued service to the Company, the Company and Indemnitee, intending to be legally bound, hereby agree as follows:

         Section 1. Definitions. The following terms, as used herein, shall have the following respective meanings:

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings relative to the foregoing.

         "Change in Control" shall be deemed to have taken place if: (i) any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of substantially all of the assets or contested election, or any combination of the foregoing transactions less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction is held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

         "Claim" means (a) any threatened, pending or completed action, suit, proceeding or arbitration or other alternative dispute resolution mechanism, or
(b) any inquiry, hearing or investigation, whether conducted by the Company or any other Person, that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or arbitration or other alternative dispute resolution mechanism, in each case whether civil, criminal, administrative or other (whether or not the claims or allegations therein are groundless, false or fraudulent) and includes, without limitation, those brought by or in the name of the Company or any director or officer of the Company.

         "Company Agent" means any director, officer, partner, employee, agent, trustee or fiduciary of the Company, any Subsidiary or any Other Enterprise.

         "Covered Event" means any event or occurrence on or after the date of this Agreement related to the fact that Indemnitee is or was a Company Agent or related to anything done or not done by Indemnitee in any such capacity, and includes, without limitation, any such event or occurrence (a) arising from performance of the responsibilities, obligations or duties imposed by ERISA or any similar applicable provisions of state or common law, or (b) arising from any merger, consolidation or other business combination involving the Company, any Subsidiary or any Other Enterprise, including without limitation any sale or other transfer of all or substantially all of the business or assets of the Company, any Subsidiary or any Other Enterprise.

         "D&O Insurance" means the directors' and officers' liability insurance described on Exhibit l to this Agreement and any replacement or substitute policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that provided under the insurance described on Exhibit 1.

         "Determination" means a determination made by (a) a majority vote of a quorum of Disinterested Directors; (b) if a quorum of Disinterested Directors cannot be obtained, by a vote of a committee duly designated by the entire board of directors consisting solely of two or more Disinterested Directors; (c) Independent Legal Counsel, in a written opinion addressed to the Company and Indemnitee; (d) the shareholders of the Company; or (e) a decision by a court of competent jurisdiction not subject to further appeal.

         "Disinterested Director" shall be a director of the Company who is not or was not a party to the Claim giving rise to the subject matter of a Determination.

         "Expenses" includes attorneys' fees and all other costs, travel expenses, fees of experts, transcript costs, filing fees, witness fees, telephone charges, postage, copying costs, delivery service fees and other expenses and obligations of any nature whatsoever paid or incurred in connection with investigating, prosecuting or defending, being a witness in or participating in (including on appeal), or preparing to prosecute or defend, be a witness in or participate in any Claim, for which Indemnitee is or becomes legally obligated to pay.

         "Independent Legal Counsel" shall mean a law firm or a member of a law firm that (a) neither is nor in the past five years has been retained to represent in any material matter the Company, any Subsidiary, Indemnitee or any other party to the Claim, (b) under applicable standards of professional conduct then prevailing would not have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights to indemnification under this Agreement, and (c) is reasonably acceptable to the Company and Indemnitee.

         "Loss" means any amount that Indemnitee is legally obligated to pay as a result of any Claim, including, without limitation (a) all judgments, penalties and fines, and amounts paid or to be paid in settlement, (b) all interest, assessments and other charges paid or payable in connection therewith, and (c) any federal, state, local or foreign taxes imposed (net of the value to Indemnitee of any tax benefits resulting from tax deductions or otherwise as a result of the actual or deemed receipt of any payments under this Agreement, including the creation of the Trust).

         "Other Enterprise" means any corporation (other than the Company or any Subsidiary), partnership, joint venture, association, employee benefit plan, trust or other enterprise or organization to which Indemnitee renders service at the request of the Company or any Subsidiary.

         "Parent" shall have the meaning set forth in the regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended; provided the term "Parent" shall not include the board of directors of a corporation in its capacity as a board of directors, and provided further that if the other party to any transaction referred to in Section 12.1.2 has no Parent as so defined above, "Parent" shall mean such other party.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (or any subdivision, department, commission or agency thereof), and includes without limitation any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

         "Potential Change in Control" shall be deemed to have occurred if (a) the Company enters into an agreement or arrangement the consummation of which would result in the occurrence of a Change in Control, (b) any Person (including the Company) publicly announces an intention to take or to consider taking actions that if consummated would constitute a Change in Control, or (c) the Board of Directors of the Company adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

         "Subsidiary" means any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation is now or hereafter owned, directly or indirectly, by the Company.

         "Trust" has the meaning set forth in Section 9.2.

         "Voting Securities" means any securities of the Company that vote generally in the election of directors.

         Section 2. Indemnification

         2.1. General Indemnity Obligation.

              2.1.1. Subject to the remaining provisions of this Agreement, the Company hereby indemnifies and holds Indemnitee harmless for any Losses or Expenses arising from any Claims relating to (or arising in whole or in part out of) any Covered Event, including without limitation, any Claim the basis of which is any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or attempted by Indemnitee in the capacity as a Company Agent, whether or not Indemnitee is acting or serving in such capacity at the date of this Agreement, at the time liability is incurred or at the time the Claim is initiated.

              2.1.2. The obligations of the Company under this Agreement shall apply to the fullest extent authorized or permitted by the provisions of applicable law, as presently in effect or as changed after the date of this Agreement, whether by statute or judicial decision (but, in the case of any subsequent change, only to the extent that such change permits the Company to provide broader indemnification than permitted prior to giving effect thereto).

              2.1.3. Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company, unless the Company has joined in or consented to the initiation of such Claim; provided, the provisions of this Section 2.1.3 shall not apply (i) following a Change in Control to Claims seeking enforcement of this Agreement, the Charter or Bylaws of the Company or any other agreement now or hereafter in effect relating to indemnification for Covered Events or (ii) absent a Change in Control, to Claims seeking enforcement of this Agreement, the Charter or Bylaws of the Company or any other agreement now or hereafter in effect relating to indemnification for Covered Events, but only if the Indemnitee is ultimately determined to be entitled to indemnification.

              2.1.4. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Losses or Expenses paid with respect to a Claim but not, however, for the total amount thereof, the Company shall nevertheless indemnify and hold Indemnitee harmless against the portion thereof to which Indemnitee is entitled.

              2.1.5. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating to (or arising in whole or in part out of) a Covered Event or in defense of any issue or matter therein, including dismissal without prejudice, the Company shall indemnify and hold Indemnitee harmless against all Expenses incurred in connection therewith.

         2.2. Indemnification for Serving as Witness and Certain Other Claims. Notwithstanding any other provision of this Agreement, the Company hereby indemnifies and holds Indemnitee harmless for all Expenses in connection with
(a) the preparation to serve or service as a witness in any Claim in which Indemnitee is not a party, if such actual or proposed service as a witness arose by reason of Indemnitee having served as a Company Agent on or after the date of this Agreement and (b) any Claim initiated by Indemnitee on or after the date of this Agreement (i) for recovery under any directors' and officers' liability insurance maintained by the Company; (ii) following a Change in Control, for enforcement of the indemnification obligations of the Company under this Agreement, the Charter or Bylaws of the Company or any other agreement now or hereafter in effect relating to indemnification for Covered Events, regardless of whether Indemnitee ultimately is determined to be entitled to such insurance recovery or indemnification, as the case may be; or (iii) absent a Change in Control, for enforcement of this Agreement, the Charter or Bylaws of the Company or any other agreement now or hereafter in effect relating to indemnification for Covered Events, but only if the Indemnitee is ultimately determined to be entitled to indemnification.

         Section 3. Limitation on Indemnification.

         3.1. Coverage Limitations. No indemnification is available pursuant to the provisions of this Agreement:

              3.1.1. If such indemnification is not lawful;

              3.1.2. If Indemnitee's conduct giving rise to the Claim with respect to which indemnification is requested was knowingly fraudulent, a knowing violation of law, deliberately dishonest or in bad faith or constituted willful misconduct;

              3.1.3. In respect of any Claim based upon or attributable to Indemnitee gaining in fact any personal profit or advantage to which Indemnitee was not legally entitled;

              3.1.4. In respect of any Claim based upon or in connection with a proceeding by or in the right of the Company in which Indemnitee was adjudged liable to the Company; or

              3.1.5. In respect of any Claim for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended.

         3.2. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment otherwise due and payable to the extent Indemnitee has otherwise actually received payment (whether under the Charter or the Bylaws of the Company, the D&O Insurance or otherwise) of any amounts otherwise due and payable under this Agreement.

         Section 4. Payments and Determinations.

         4.1. Advancement and Reimbursement of Expenses. If requested by Indemnitee, the Company shall advance to Indemnitee, no later than two business days following any such request, any and all Expenses for which indemnification is available under Section 2. In order to obtain such advancement or reimbursement, the Indemnitee must also furnish to the Company a written affirmation of his good faith belief that he has conducted himself in good faith and that he reasonably believed that: (1) in the case of conduct in his official capacity with the Company, that his conduct was in its best interest; and (2) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. In addition, Indemnitee must furnish to the Company a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification. Upon any Determination that Indemnitee is not permitted to be indemnified for any Expenses so advanced, Indemnitee hereby agrees to reimburse the Company (or, as appropriate, any Trust established pursuant to Section 9.2) for all such amounts previously paid. Such obligation of reimbursement shall be unsecured and no interest shall be charged thereon.

         4.2. Payment and Determination Procedures.

              4.2.1. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, together with such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

              4.2.2. Upon written request by Indemnitee for indemnification pursuant to Section 4.2.1, a Determination with respect to Indemnitee's entitlement thereto shall be made in the specific case (a) if a Change in Control shall have occurred, as provided in Section 9.1; and (b) if a Change in Control shall not have occurred, by (i) the Board of Directors by a majority vote of Disinterested Directors, (ii) Independent Legal Counsel, if either (A) there are no Disinterested Directors or (B) a majority vote of Disinterested Directors otherwise so directs, or (iii) the shareholders of the Company (if submitted by the Board of Directors) but shares of stock owned by or voted under the control of any Indemnitee who is at the time party to the proceeding may not be voted. If a Determination is made that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such Determination.

              4.2.3. If no Determination is made within 60 days after receipt by the Company of a request for indemnification by Indemnitee pursuant to Section 4.2.1, a Determination shall be deemed to have been made that Indemnitee is entitled to the requested indemnification (and the Company shall pay the related Losses and Expenses no later than ten days after the expiration of such 60-day period), except where such indemnification is not lawful; provided, however, that (a) such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the Person or Persons making the Determination in good faith require such additional time for obtaining or evaluating the documentation and information relating thereto; and (b) the foregoing provisions of this
Section 4.2.3 shall not apply (i) if the Determination is to be made by the shareholders of the Company and if (A) within 15 days after receipt by the Company of the request by Indemnitee pursuant to Section 4.2.1 the Board of Directors has resolved to submit such Determination to the shareholders at an annual meeting of the shareholders to be held within 75 days after such receipt, and such Determination is made at such annual meeting, or (B) a special meeting of shareholders is called within 15 days after such receipt for the purpose of making such Determination, such meeting is held for such purpose within 60 days after having been so called and such Determination is made at such special meeting, or (ii) if the Determination is to be made by Independent Legal Counsel.

         Section 5. D & O Insurance.

         5.1. Current Policies. The Company hereby represents and warrants to Indemnitee that Exhibit 1 contains a complete and accurate description of the D&O Insurance and that such insurance is in full force and effect.

         5.2. Continued Coverage. The Company shall maintain, to the extent practicable, the D&O Insurance for so long as this Agreement remains in effect. The Company shall cause the D&O Insurance to cover Indemnitee, in accordance with its terms and at all times such insurance is in effect, to the maximum extent of the coverage provided thereby for any director or officer of the Company.

         5.3. Indemnification. In the event of any reduction in, or cancellation of, the D&O Insurance (whether voluntary or involuntary on behalf of the Company), the Company shall, and hereby agrees to, indemnify and hold Indemnitee harmless against any Losses or Expenses that Indemnitee is or becomes obligated to pay as a result of the Company's failure to maintain the D&O Insurance in effect in accordance with the provisions of Section 5.2, to the fullest extent permitted by applicable law, notwithstanding any provision of the Charter or the Bylaws of the Company, or any other agreement now or hereafter in effect relating to indemnification for Covered Events. The indemnification available under this Section 5.3 is in addition to all other obligations of indemnification of the Company under this Agreement and shall be the only remedy of Indemnitee for a breach by the Company of its obligations set forth in
Section 5.2.

         Section 6. Subrogation. In the event of any payment under this Agreement to or on behalf of Indemnitee, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against any Person other than the Company or Indemnitee in respect of the Claim giving rise to such payment. Indemnitee shall execute all papers reasonably required and shall do everything reasonably necessary to secure such rights, including the execution of such documents reasonably necessary to enable the Company effectively to bring suit to enforce such rights.

         Section 7. Notification and Defense of Claims.

         7.1. Notice by Indemnitee. Indemnitee shall give notice in writing to the Company as soon as practicable after Indemnitee becomes aware of any Claim with respect to which indemnification will or could be sought under this Agreement; provided the failure of Indemnitee to give such notice, or any delay in giving such notice, shall not relieve the Company of its obligations under this Agreement except to the extent the Company is actually prejudiced to any such failure or delay.

         7.2. Insurance. The Company shall give prompt notice of the commencement of any Claim relating to Covered Events to the insurers on the D&O Insurance, if any, in accordance with the procedures set forth in the respective policies in favor of Indemnitee. The Company shall thereafter take all necessary action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Claims in accordance with the terms of such policies.

         7.3. Defense.

              7.3.1. In the event any Claim relating to Covered Events is by or in the right of the Company, Indemnitee may, at the option of Indemnitee, either control the defense thereof or accept the defense provided under the D&O Insurance; provided, however, that Indemnitee may not control the defense if such decision would jeopardize the coverage provided by the D&O Insurance, if any, to the Company or the other directors and officers covered thereby, and also provided that the amounts expended by the Company shall be reimbursed to the Company by the Indemnitee if the standards and requirements of Section 48-18-504 of the Tennessee Business Corporation Act so require.

              7.3.2. In the event any Claim relating to Covered Events is other than by or in the right of the Company, Indemnitee may, at the option of Indemnitee, either control the defense thereof, require the Company to defend or accept the defense provided under the D&O Insurance; provided, however, that Indemnitee may not control the defense or require the Company to defend if such decision would jeopardize the coverage provided by the D&O Insurance to the Company or the other directors and officers covered thereby. In the event that Indemnitee requires the Company to so defend, or in the event that Indemnitee proceeds under the D&O Insurance but Indemnitee determines that such insurers under the D&O Insurance are unable or unwilling to adequately defend Indemnitee against any such Claim, the Company shall promptly undertake to defend any such Claim, at the Company's sole cost and expense, utilizing counsel of Indemnitee's choice who has been approved by the Company. If appropriate, the Company shall have the right to participate in the defense of any such Claim.

              7.3.3. In the event the Company shall fail, as required by any election by Indemnitee pursuant to Section 7.3.2, timely to defend Indemnitee against any such Claim, Indemnitee shall have the right to do so, including without limitation, the right (notwithstanding Section 7.3.4) to make any settlement thereof, and to recover from the Company, to the extent otherwise permitted by this Agreement, all Expenses and Losses paid as a result thereof.

              7.3.4. The Company shall have no obligation under this Agreement with respect to any amounts paid or to be paid in settlement of any Claim without the express prior written consent of the Company to any related settlement. In no event shall the Company authorize any settlement imposing any liability or other obligations on Indemnitee without the express prior written consent of Indemnitee. Neither the Company nor Indemnitee shall unreasonably withhold consent to any proposed settlement.

         Section 8. Determinations and Related Matters.

         8.1. Presumptions.

              8.1.1. If a Change in Control shall have occurred, Indemnitee shall be entitled to a rebuttable presumption that Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof in rebutting such presumption.

              8.1.2. The termination of any claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not adversely affect either the right of Indemnitee to indemnification under this Agreement or the presumptions to which Indemnitee is otherwise entitled pursuant to the provisions of this Agreement nor create a presumption that Indemnitee did not meet any particular standard of conduct or have a particular belief or that a court has determined that indemnification is not permitted by applicable law.

         8.2. Appeals; Enforcement.

              8.2.1. In the event that (a) a Determination is made that Indemnitee shall not be entitled to indemnification under this Agreement, (b) any Determination to be made by Independent Legal Counsel is not made within 90 days of receipt by the Company of a request for indemnification pursuant to
Section 4.2.1 or (c) the Company fails to otherwise perform any of its obligations under this Agreement (including, without limitation, its obligation to make payments to Indemnitee following any Determination made or deemed to have been made that such payments are appropriate), Indemnitee shall have the right to commence a Claim in any court of competent jurisdiction, as appropriate, to seek a Determination by the court, to challenge or appeal any Determination that has been made, or to otherwise enforce this Agreement. If a Change of Control shall have occurred, Indemnitee shall have the option to have any such Claim conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Any such judicial proceeding challenging or appealing any Determination shall be deemed to be conducted de novo and without prejudice by reason of any prior Determination to the effect that Indemnitee is not entitled to indemnification under this Agreement. Any such Claim shall be at the sole expense of Indemnitee except as provided in Section 9.3.

              8.2.2. If a Determination shall have been made or deemed to have been made pursuant to this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such Determination in any judicial proceeding or arbitration commenced pursuant to this Section 8.2, except if such indemnification is unlawful.

              8.2.3. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 8.2 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. The Company hereby consents to service of process and to appear in any judicial or arbitration proceedings and shall not oppose Indemnitee's right to commence any such proceedings.

         8.3. Procedures. Indemnitee shall cooperate with the Company and with any Person making any Determination with respect to any Claim for which a claim for indemnification under this Agreement has been made, as the Company may reasonably require. Indemnitee shall provide to the Company or the Person making any Determination, upon reasonable advance request, any documentation or information reasonably available to Indemnitee and necessary to (a) the Company with respect to any such Claim or (b) the Person making any Determination with respect thereto.

         Section 9. Change in Control Procedures.

         9.1. Determinations. If there is a Change in Control, any Determination to be made under Section 4 shall be made by Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). The Company shall pay the reasonable fees of the Independent Legal Counsel and indemnify fully such Independent Legal Counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of Independent Legal Counsel pursuant hereto.

         9.2. Establishment of Trust. Following the occurrence of any Potential Change in Control, the Company, upon receipt of a written request from Indemnitee, shall create a Trust (the "Trust") for the benefit of Indemnitee, the trustee of which shall be a bank or similar financial institution with trust powers chosen by Indemnitee. From time to time, upon the written request of Indemnitee, the Company shall fund the Trust in amounts sufficient to satisfy any and all Losses and Expenses reasonably anticipated at the time of each such request to be incurred by Indemnitee for which indemnification may be available under this Agreement. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by mutual agreement of Indemnitee and the Company or, if the Company and Indemnitee are unable to reach such an agreement, or, in any event, a Change in Control has occurred by Independent Legal Counsel (selected pursuant to Section 9.1). The terms of the Trust shall provide that, except upon the prior written consent of Indemnitee and the Company, (a) the Trust shall not be revoked or the principal thereof invaded, other than to make payments to unsatisfied judgment creditors of the Company, (b) the Trust shall continue to be funded by the Company in accordance with the funding obligations set forth in this Section, (c) the Trustee shall promptly pay or advance to Indemnitee any amounts to which Indemnitee shall be entitled pursuant to this Agreement, and (d) all unexpended funds in the Trust shall revert to the Company upon a Determination by Independent Legal Counsel (selected pursuant to Section 9.1) or a court of competent jurisdiction that Indemnitee has been fully indemnified under the terms of this Agreement. All income earned on the assets held in the trust shall be reported as income by the Company for federal, state, local and foreign tax purposes.

         9.3. Expenses. Following any Change in Control, the Company shall be liable for, and shall pay the Expenses paid or incurred by Indemnitee in connection with the making of any Determination (irrespective of the determination as to Indemnitee's entitlement to indemnification) or the prosecution of any Claim pursuant to Section 8.2, and the Company hereby agrees to indemnify and hold Indemnitee harmless therefrom. If requested by counsel for Indemnitee, the Company shall promptly give such counsel an appropriate written agreement with respect to the payment of its fees and expenses and such other matters as may be reasonably requested by such counsel.

         Section 10. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company, any Subsidiary, any Other Enterprise or any Affiliate of the Company against Indemnitee or Indemnitee's spouse, heirs, executors, administrators or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company, any Subsidiary, any Other Enterprise or any Affiliate of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations, whether established by statute or judicial decision, is otherwise applicable to any such cause of action such shorter period shall govern.

         Section 11. Contribution. If the indemnification provisions of this Agreement should be unenforceable under applicable law in whole or in part or insufficient to hold Indemnitee harmless in respect of any Losses and Expenses incurred by Indemnitee, then for purposes of this Section 11, the Company shall be treated as if it were, or was threatened to be made, a party defendant to the subject Claim and the Company shall contribute to the amounts paid or payable by Indemnitee as a result of such Losses and Expenses incurred by Indemnitee in such proportion as is appropriate to reflect the relative benefits accruing to the Company on the one hand and Indemnitee on the other and the relative fault of the Company on the one hand and Indemnitee on the other in connection with such Claim, as well as any other relevant equitable considerations. For purposes of this Section 11, the relative benefit to the Company shall be deemed to be the benefits accruing to it and to all of its directors, officers, employees and agents (other than Indemnitee) on the one hand, as a group and treated as one entity, and the relative benefit to Indemnitee shall be deemed to be an amount not greater than the Indemnitee's yearly base salary or Indemnitee's compensation from the Company during the first year in which the Covered Event forming the basis for the subject Claim was alleged to have occurred. The relative fault shall be determined by reference to, among other things, the fault of the Company and all of its directors, officers, employees and agents (other than Indemnitee) on the one hand, as a group and treated as one entity, and Indemnitee's and such group's relative intent, knowledge, access to information and opportunity to have altered or prevented the Covered Event forming the basis for the subject Claim.

         Section 12. Miscellaneous Provisions.

         12.1. Successors and Assigns, Etc.

               12.1.1. This Agreement shall be binding upon and inure to the benefit of (a) the Company, its successors and assigns (including any direct or indirect successor by merger, consolidation or operation of law or by transfer of all or substantially all of its assets) and (b) Indemnitee and the heirs, personal and legal representatives, executors, administrators or assigns of Indemnitee.

               12.1.2. The Company shall not consummate any consolidation, merger or other business combination, nor will it transfer 50% or more of its assets (in one or a series of related transactions), unless the ultimate Parent of the successor to the business or assets of the Company shall have first executed an agreement, in form and substance satisfactory to Indemnitee, to expressly assume all obligations of the Company under this Agreement and agree to perform this Agreement in accordance with its terms, in the same manner and to the same extent that the Company would be required to perform this Agreement if no such transaction had taken place; provided that, if the Parent is not the Company, the legality of payment of indemnity by the Parent shall be determined by reference to the fact that such indemnity is to be paid by the Parent rather than the Company.

         12.2. Severability. The provisions of this Agreement are severable. If any provision of this Agreement shall be held by any court of competent jurisdiction to be invalid, void or unenforceable, such provision shall be deemed to be modified to the minimum extent necessary to avoid a violation of law and, as so modified, such provision and the remaining provisions shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by law.

         12.3. Rights Not Exclusive; Continuation of Right of Indemnification. Nothing in this Agreement shall be deemed to diminish or otherwise restrict Indemnitee's right to indemnification pursuant to any provision of the Charter or Bylaws of the Company, any agreement, vote of shareholders or Disinterested Directors, applicable law or otherwise. This Agreement shall be effective as of the date first above written and continue in effect until no Claims relating to any Covered Event may be asserted against Indemnitee and until any Claims commenced prior thereto are finally terminated and resolved, regardless of whether Indemnitee continues to serve as a director of the Company, any Subsidiary or any Other Enterprise.

         12.4. No Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company, any Subsidiary or any Other Enterprise.

         12.5. Subsequent Amendment. No amendment, termination or repeal of any provision of the Charter or Bylaws of the Company, or any respective successors thereto, or of any relevant provision of any applicable law, shall affect or diminish in any way the rights of Indemnitee to indemnification, or the obligations of the Company, arising under this Agreement, whether the alleged actions or conduct of Indemnitee giving rise to the necessity of such indemnification arose before or after any such amendment, termination or repeal.

         12.6. Notices. Notices required under this Agreement shall be given in writing and shall be deemed given when delivered in person or sent by certified or registered mail, return receipt requested, postage prepaid. Notices shall be directed to the Company at Children's Comprehensive Services, Inc., 3401 West End Avenue, Suite 400, Nashville, Tennessee 37203, and to Indemnitee at ______________________________ (or such other address as either party may designate in writing to the other).

         12.7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee applicable to contracts made and performed in such state without giving effect to the principles of conflict of laws.

         12.8. Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to discriminate part of this Agreement or to affect the construction thereof.

         12.9. Counterparts. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one instrument.

         12.10. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall constitute, or be deemed to constitute, a waiver of any other provisions hereof (whether or not similar) nor shall any such waiver constitute a continuing waiver.

         The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    CHILDREN'S COMPREHENSIVE SERVICES, INC.



                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                                    INDEMNITEE



                                    --------------------------------------------

                                    EXHIBIT 1
                   DIRECTORS, OFFICERS AND CORPORATE LIABILITY

Limits of Liability:              $ 10,000,000 Aggregate for Coverage A & B
                                    combined (including defense costs)

Coverages and Extensions:           -        Sixty (60) Day Notice of
                                             Cancellation or Non-Renewal, Except
                                             Ten (10) Days for Non Payment of
                                             Premium

                                    -        Outside Entity Endorsement

                                    -        Sexual Abuse Exclusion Amended to
                                             Provide Coverage for Shareholder
                                             Claims

                                    -        Securities Plus Endorsement

Major Exclusions:                 Included but not limited to:

                                    -        Nuclear Energy Liability

                                    -        Commissions Exclusion

                                    -        Sexual Abuse

                                    -        Professional Error and Omissions

                                    -        Specific Claims Exclusion for
                                             Limits in Excess of $3,000,000 -
                                             John Mason

Deductible:                       $  250,000  Securities Claims
                                  $  100,000  All Other Claims

Carrier:                          National Union Fire and Great American